Exhibit 10.7

AKARI THERAPEUTICS, PLC

2023 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

PARTICIPANT:

NUMBER OF RSUs:

DATE OF GRANT:

Akari Therapeutics, Plc, a public limited company formed under the laws of England and Wales (the “Company”), is pleased to confirm that the Participant has been granted a Restricted Stock Unit Award (this “Award”), effective as of the Date of Grant set forth above (the “Grant Date”). This Award is subject to the terms and conditions of this Restricted Stock Unit Agreement (this “Agreement”) and is made under the Company’s 2023 Equity Incentive Plan, as it may be amended from time to time (the “Plan”) or any successor plan, which is incorporated into and made a part of this Agreement. Any capitalized terms used in this Agreement that are otherwise not defined herein shall have the same meaning prescribed under the Plan.

1. Acceptance of Terms and Conditions. By accepting this Award, the Participant agrees to be bound by the terms and conditions of this Agreement, the Plan, and any and all conditions established by the Company in connection with Awards issued under the Plan, and understands that this Award does not confer any legal or equitable right (other than those constituting the Award itself) against the Company or any of its Affiliates, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or its Subsidiaries.

2. Grant of Restricted Stock Units. Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Agreement, the Company hereby grants this Award to the Participant as of the Grant Date equal to the above-stated number of Restricted Stock Units (each, an “RSU” and collectively, the “RSUs”), with each such RSU representing the right to receive one ordinary share, nominal value $0.0001 (a “Share”).

3. Vesting of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, the RSUs shall vest as follows:

Vest Date	Number of Shares

In the event of the Participant’s termination of service with the Company and its Affiliates for any reason (whether as an Employee, Director or Consultant), any then unvested RSUs shall be automatically forfeited and shall terminate without any consideration.

4. No Dividends or Dividend Equivalents. The Participant shall not receive dividends or dividend equivalents on the RSUs.

5. Conversion of Vested Restricted Stock Units; Issuance of Shares. To the extent, if any, the RSUs are vested pursuant to the terms of this Agreement or the Plan, conditionally upon the Company’s having received from the Executive in cash within 10 days of the relevant vesting date an issue price for the relevant Shares equal to their nominal value (currently $0.0001 per Share), the Shares shall be issued to or in respect of the Participant as soon as practicable thereafter, but not more than fifteen (15) days after the applicable vesting date. On the date Shares are to be so issued to or in respect of the Participant with respect to a vested RSU, the Company shall promptly cause to be issued in book-entry form, registered in the Participant’s (or a nominee’s) name, the appropriate number of Shares in payment of such vested RSUs. The value of RSUs shall be settled solely in Shares. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue Shares in satisfaction of the RSUs unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any stock exchange.

6. Tax Withholding Obligations. The Participant shall either, as the Participant elects: (i) deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any minimum required withholding taxes (including income and employee FICA and Medicare taxes), or the like under any federal, state or local statute, ordinance, rule or regulation in connection with the vesting or conversion of the RSUs (the “Taxes”) or (ii) direct the Company to withhold a number of Shares otherwise deliverable in respect of RSUs having a fair market value sufficient to satisfy the Participant’s Taxes. The Company shall not deliver any of the Shares due to Grantee upon vesting of the RSUs unless the Participant has, within 10 days following the relevant vesting date, made the cash deposit or direction to withhold RSUs required herein or other proper provision for required withholding of Taxes has been made. Notwithstanding the foregoing, the Participant acknowledges that the Participant is ultimately liable and responsible for any all Taxes owed in connections with the issuance, vesting and settlement of the RSUs and recipient, holding and sale of Shares issued in respect thereof, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholdings.

7. Rights as Shareholder. The Participant shall have no rights as a shareholder of the Company in respect to the RSUs until and unless the RSUs have vested and ownership of Shares represented by the RSUs have been transferred to (or on behalf of) the Participant.

8. Transferability. Except to the extent provided in the Plan in the case of the Participant’s death, the RSUs may neither be made subject to any encumbrance nor transferred by means of sale, assignment, exchange, pledge, or otherwise.

9. Extraordinary Item. By voluntarily acknowledging and accepting this Award, the Participant acknowledges and understands that the RSUs are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, service-based awards, pension or retirement benefits or similar payments.

10. No Guarantee of Continued Service. The Participant acknowledges and agrees that the vesting of RSUs pursuant to the Award Agreement is earned only by continuing as an employee of the Company or an Affiliate. The Participant further acknowledges and agrees that nothing in the Award Agreement, nor in the Plan which is incorporated in this Award Agreement by reference, shall confer upon the Participant any right with respect to continuation as an employee with the Company or an Affiliate.

13. Consent to Transfer Personal Data. By entering into this Agreement, the Participant: (i) authorizes the Company and each of its Affiliates, and any agent of the Company or any subsidiary or affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of RSUs and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

14. Amendment. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

15. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by appropriate authority under the law of any jurisdiction applicable to this Agreement, the same shall not affect, in any respect whatsoever, the validity, legality, or enforceability of any other provision of this Agreement, and this Agreement shall continue, to the fullest extent permitted by law, as if such invalid, illegal, or unenforceable provision were omitted and/or modified by such appropriate authority so as to preserve its validity, legality, or enforceability, unless such omission or modification would substantially impair the rights or benefits under this Agreement of the Participant or the Company.

16. Recoupment of Award. If the RSUs or any cash or share payment the Participant receives pursuant to this Agreement are subject to recovery under any law, government regulation or stock exchange listing requirement, the RSUs, and the cash or share payment, shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Board of Directors in its reasonable good faith discretion consistent with any such requirement, may require that Participant reimburse the Company all or part of any payment or transfer related to this Award, the RSUs and any cash or share payment.

17. Construction. A copy of the Plan has been given to the Participant. To the extent that any provisions of this Agreement violates or is inconsistent with any provisions of the Plan, the Plan provisions shall govern and any inconsistent provisions in this Agreement shall be of no force or effect. The Participant acknowledges that the Plan may be amended, prospectively or retroactively in order to comply with the requirements of the Internal Revenue Code, and the Participant agrees to comply with the terms of the Plan as so amended from time to time.

18. Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement or the Plan will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive on all persons for all purposes.

19. Successors and Assigns. This Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Company, its successors and assigns, and the Participant and his successors and assigns.

20. Entire Understanding. This Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the state courts of New York, New York or the federal courts of the United States for the District of New York.

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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED TIDS AGREEMENT TO BE EXECUTED EFFECTIVE AS OF THE GRANT DATE.

PARTICIPANT	AKARI THERAPEUTICS, PLC

Signature	Signature

Name:	Name:

Address:	Title: